UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016
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 SEITEL, INC.
(Exact name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	001-10165 (Commission File Number)	76-0025431 (IRS Employer Identification No.)
10811 S. Westview Circle Drive
Building C, Suite 100
Houston, Texas 77043
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (713) 881-8900
N/A
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2016, Seitel, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Kevin P. Callaghan pursuant to which Mr. Callaghan will be resigning as Chief Operating Officer and will become a Senior Advisor to the Company’s Chief Executive Officer. The change in Mr. Callaghan’s employment will be effective as of July 1, 2016 (the “Commencement Date”). The Company has decided not to fill the role of Chief Operating Officer at this time.
The Employment Agreement supersedes that certain prior employment agreement between Mr. Callaghan and the Company, dated March 24, 2005, as amended, and the employment agreement between Mr. Callaghan and the Company, dated January 30, 2007, as amended (the “Prior Employment Agreements”).

Employment Agreement

The Employment Agreement provides that Mr. Callaghan: (i) will serve as a Senior Advisor to the Chief Executive Officer of the Company from the Commencement Date through June 30, 2018 (the “Termination Date”), unless the Company otherwise provides written notice of termination prior to such date in accordance with the terms of the Employment Agreement; (ii) will receive an annual base salary of $256,000; (iii) will be entitled to receive stock options that he was entitled to receive under the Prior Employment Agreements; (iv) will be entitled to participate in the employee savings and welfare benefit plans and other employee programs available to the Company’s senior-level executives; and (v) will receive five (5) weeks of paid vacation per calendar year.

The Employment Agreement provides that Mr. Callaghan will be eligible to receive benefits should his employment with the Company be terminated under certain circumstances. If Mr. Callaghan’s employment with the Company is terminated due to death or disability, Mr. Callaghan will be entitled to (1) receive a lump sum payment equal to the base salary that would have been payable to him through the end of the Termination Date (reduced by any disability insurance payments payable to him if such termination is due to disability), (2) accelerated vesting of all equity awards granted to Mr. Callaghan by the Company and (3) any accrued but unpaid benefits. If Mr. Callaghan’s employment with the Company is terminated due to his voluntary resignation, Mr. Callaghan will be entitled to (1) receive the base salary that would have been payable through the Termination Date and (2) any accrued but unpaid benefits. Such termination payments are subject to Mr. Callaghan’s execution of a general release of claims in favor of the Company and its affiliates and their officers, directors, employees and successors and assigns.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit Number	Description
10.1	Employment Agreement by and between Seitel, Inc. and Kevin P. Callaghan entered into June 9, 2016 and effective July 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEITEL, INC.

Date: June 13, 2016	By:	/s/ Robert D. Monson
Robert D. Monson
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement by and between Seitel, Inc. and Kevin P. Callaghan entered into June 9, 2016 and effective July 1, 2016.